Exhibit 99.1

Behringer Harvard Acquires Burnham Pointe,
a Luxury Mixed-Use Tower in Chicago

DALLAS, August 3, 2010 — Behringer Harvard announced today its acquisition of Burnham Pointe, a 28-story high-rise providing 298 apartment homes and more than 15,000 square feet of ground-floor retail space. Burnham Pointe enjoys a vibrant South Loop location in the historic Printers Row neighborhood near downtown Chicago employment centers, the lakefront, the financial and museum districts, and numerous colleges and universities.

“Burnham Pointe is a stabilized residential high-rise offering luxurious finishes and amenities in a desirable central Chicago location,” said Mr. Mark T. Alfieri, Chief Operating Officer of Behringer Harvard Multifamily REIT I, Inc. “We believe the community will benefit from its location in a submarket favored by educated, affluent renters that continues to demonstrate resilience in rental rates.”

Located at 730 S. Clark Street, Burnham Pointe was constructed in 2008 with high-end condominium finishes. With a different combination of luxury condominium features in every home, no two apartments are alike. Residents enjoy walk-to-work convenience and amenities including an adjacent six-story parking garage, state-of-the-art fitness club, a clubroom with full-service kitchen, a business center and spa. Outdoor amenities also include a landscaped terrace with a sundeck, a rose garden and gas grills.

The homes at Burnham Pointe range in size from 735 to 2,256 square feet with one or two bedrooms and baths. Residents are served by a 24-hour doorman. Each apartment has a private balcony and a full-sized washer and dryer. The living areas and bedrooms feature unobstructed city views and nine-foot ceilings. Condo-quality finishes include granite countertops in kitchens and baths, stainless steel appliances, custom cabinetry, hardwood floors and oversized closets.

Burnham Pointe attracts people who appreciate its proximity to employment centers and the restaurants, shopping and cultural amenities of central Chicago. Residents of Burnham Pointe can access light rail commuter services at the LaSalle Street Station for the CTA “L” train two blocks north on Congress Parkway. Commuters also benefit from convenient access to Chicago’s interstate highway system via Congress Parkway.

Immediately adjacent to Burnham Pointe is the historic neighborhood of Printers Row. Many buildings in this area that were originally used by printing and publishing businesses have been converted into residential lofts and an eclectic mix of office and retail venues. The neighborhood hosts the Printers Row Lit Fest, one of the nation’s largest, each June.

Including this most recent investment, the portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 28 multifamily communities in 12 states providing a total of 7,894 apartment homes.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality investment programs for individual and institutional investors through its real estate investment trusts, joint ventures and proprietary program structures. The company also offers strategic advisory, asset management and capital market solutions. Behringer Harvard has interests in or manages more than $10 billion in assets. For more information, contact our U.S. headquarters toll-

free at 866.655.3600 or our European headquarters at 011 49 40 34 99 99 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Multifamily REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312	Jason Mattox Chief Administrative Officer Behringer Harvard jmattox@behringerharvard.com 866.655.3600

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